AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 14, 2007
                                                     REGISTRATION NO. 333-_____
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------
                         GENERAL GROWTH PROPERTIES, INC.
             (Exact Name of registrant as specified in its Charter)

                                   ----------

           DELAWARE                                           42-1283895
(State or Other Jurisdiction of                            (I.R.S. Employer
Incorporation or Organization)                          Identification Number)
                             110 NORTH WACKER DRIVE
                             CHICAGO, ILLINOIS 60606
                                 (312) 960-5000
               (Address, Including Zip Code, and Telephone Number,
       Including Area Code, of Registrant's Principal Executive Offices)

                                   ----------

                               MR. JOHN BUCKSBAUM
                             CHIEF EXECUTIVE OFFICER
                         GENERAL GROWTH PROPERTIES, INC.
                             110 NORTH WACKER DRIVE
                             CHICAGO, ILLINOIS 60606
                                 (312) 960-5000
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                   ----------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this registration statement becomes effective.
         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
         If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [X]
         If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D., filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [_]

                                   ----------

                         CALCULATION OF REGISTRATION FEE
============================================================================================================
                                           AMOUNT       PROPOSED MAXIMUM    PROPOSED MAXIMUM    AMOUNT OF
           TITLE OF EACH CLASS OF          TO BE         OFFERING PRICE        AGGREGATE       REGISTRATION
         SECURITIES TO BE REGISTERED    REGISTERED(1)      PER UNIT(2)       OFFERING PRICE        FEE(3)
------------------------------------------------------------------------------------------------------------
Common stock, par value $0.01
per share, and preferred share
purchase rights(4)                      17,470,360           $49.22         $859,891,120        $26,399
============================================================================================================

(1) Represents the maximum number of shares of the Registrant's common stock that the Registrant expects could be issuable upon exchange of the 3.98% Exchangeable Senior Notes due 2027 of GGP Limited Partnership (the "Notes"). Pursuant to Rule 416(a) under the Securities Act, this registration statement shall be deemed to cover any additional number of shares of common stock as may be issued from time to time upon exchange of the Notes as a result of stock splits, stock dividends or similar transactions. No additional consideration will be received for such common stock and, therefore, no registration fee is required pursuant to Rule 457(i) under the Securities Act.

(2) The price is estimated in accordance with Rule 457(c) under the Securities Act, solely for the purpose of calculating the registration fee and is $49.22, the average of the high and low prices of General Growth Properties, Inc.'s common stock as reported by the New York Stock Exchange on August 8, 2007.

(3) A registration fee of $26,399 was previously paid with respect to the common stock and preferred share purchase rights pursuant to Registration Statement No. 333-145452 filed by General Growth Properties, Inc. on August 15, 2007, of which the full amount remains unutilized. Pursuant to Rule 457(p) under the Securities Act, the unutilized filing fee of $26,399 previously paid is to be offset against the filing fee payable pursuant to this Registration Statement.

(4) The shares of General Growth Properties, Inc.'s common stock being registered hereby include associated preferred share purchase rights, which attach to and trade with the shares of common stock. Pursuant to Rule 416 under the Securities Act, such amount also covers such additional number of shares as may be required in the event of a stock split, stock dividend, recapitalization or other similar transaction.

================================================================================

PROSPECTUS

                                17,470,360 SHARES


                         GENERAL GROWTH PROPERTIES, INC.

                                  COMMON STOCK

         Our operating partnership, GGP Limited Partnership (of which we are the sole general partner and in which we own approximately 82% of the partnership interests), issued and sold $1,550,000,000 aggregate principal amount of its 3.98% Exchangeable Senior Notes due 2027 (which we refer to as the "notes") in a private transaction on April 16, 2007. Under certain circumstances, we may issue shares of our common stock upon the exchange of the notes. In such circumstances, the recipients of such common stock, whom we refer to as the selling stockholders, may use this prospectus to resell from time to time the shares of our common stock that we may issue to them upon the exchange of the notes. Additional selling stockholders may be named by future prospectus supplements.

         The registration of the shares of our common stock covered by this prospectus does not necessarily mean that any of the selling stockholders will exchange their notes, that upon any exchange of the notes we will elect, in our sole and absolute discretion, to exchange some or all of the net amount (as defined in the notes) in excess of the principal return of the notes for shares of our common stock rather than cash, or that any shares of our common stock received upon exchange of the notes will be sold by the selling stockholders.

         We will receive no proceeds from any issuance of shares of our common stock to the selling stockholders upon exchange of notes or from any sale of such shares by the selling stockholders, but we have agreed to pay certain registration expenses relating to such shares of our common stock. The selling stockholders from time to time may offer and sell the shares held by them directly or through agents or broker-dealers on terms to be determined at the time of sale, as described in more detail in this prospectus and any accompanying prospectus supplements.

         To assist us in complying with certain federal income tax requirements applicable to real estate investment trusts, or REITs, our charter contains certain restrictions relating to the ownership and transfer of our stock, including an ownership limit of 7.5% on our common stock. See "Description of Common Stock-Restrictions on Ownership and Transfer" beginning on page 4 of this prospectus.

         Our common stock is traded on the New York Stock Exchange under the symbol "GGP". On August 13, 2007, the last reported sale price of our common stock was $51.11 per share.

         INVESTING IN THE OFFERED SECURITIES INVOLVES RISKS. SEE "RISK FACTORS" ON PAGE 1.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 THE DATE OF THIS PROSPECTUS IS AUGUST 14, 2007.

         YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND IN ANY PROSPECTUS SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. IF ANYONE PROVIDES YOU WITH DIFFERENT OR INCONSISTENT INFORMATION, YOU SHOULD NOT RELY ON IT. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS AND IN ANY PROSPECTUS SUPPLEMENT OR IN THE DOCUMENTS INCORPORATED THEREIN IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE OF THIS PROSPECTUS OR SUCH DOCUMENTS.

                                TABLE OF CONTENTS

ABOUT THIS PROSPECTUS.......................................................ii
SUMMARY......................................................................1
RISK FACTORS.................................................................1
WHERE YOU CAN FIND MORE INFORMATION..........................................2
FORWARD-LOOKING STATEMENTS...................................................3
USE OF PROCEEDS..............................................................3
DESCRIPTION OF COMMON STOCK..................................................4
SELLING STOCKHOLDERS.........................................................8
PLAN OF DISTRIBUTION........................................................11
VALIDITY OF THE COMMON STOCK................................................13
EXPERTS.....................................................................13

                              ABOUT THIS PROSPECTUS

         Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to "we," "us," and "our" are to General Growth Properties, Inc. and GGP Limited Partnership, together, including their consolidated subsidiaries. References to "GGP" are to General Growth Properties, Inc. and references to "GGP LP" are to GGP Limited Partnership, a Delaware limited partnership (and its consolidated subsidiaries), in cases where it is important to distinguish between GGP and GGP LP.

         This prospectus is part of an automatic registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a "shelf" registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act. Under the shelf process, the selling stockholders may, from time to time, sell the offered securities described in this prospectus in one or more offerings. Additionally, under the shelf process, in certain circumstances, we may provide a prospectus supplement that will contain specific information about the terms of a particular offering by one or more stockholders. We may also provide a prospectus supplement to add, update or change information contained in this prospectus.

         This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3 of which this prospectus is a part, including its exhibits. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters. You should not assume that the information in this prospectus, any prospectus supplement or in any document incorporated herein or therein by reference is accurate as of any date other than the date on the front of each document.

         You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information" in this prospectus.

                                     SUMMARY

         This summary contains a general summary of the information contained in this prospectus. The summary may not contain all of the information that is important to you, and it is qualified in its entirety by the more detailed information and financial statements, including the notes to those financial statements, that are part of the reports we file with the SEC and that are incorporated by reference in this prospectus. You should carefully consider the information contained in and incorporated by reference in this entire prospectus including the information set forth under the heading "Risk Factors," on page 1 of this prospectus.

GENERAL

         We are a self-administered and self-managed real estate investment trust, referred to as a "REIT". We were organized in 1986 and through our subsidiaries and affiliates own, operate, manage, lease, acquire, develop, expand and finance operating properties located primarily throughout the United States. Our operating properties consist of retail centers, office and industrial buildings and mixed-use and other properties. As of June 30, 2007, we had ownership interest in, or management responsibility for, a portfolio of over 200 regional shopping malls in 45 states.

         We also develop and sell land for residential, commercial and other uses, primarily in master planned communities. Land development and sales operations are predominantly related to large-scale, long-term community development projects in and around Columbia, Maryland; Summerlin, Nevada; and Houston, Texas.

         We conduct substantially all of our business through GGP Limited Partnership, which we refer to in this prospectus as GGP LP. We own an approximate 82% general partnership interest in GGP LP. The remaining approximate 18% interest in GGP LP is held by limited partners and others who have contributed properties to GGP LP.

         Our principal executive office is located at 110 North Wacker Drive, Chicago, Illinois 60606 and our phone number is (312) 960-5000.

THE OFFERING

         This prospectus relates to the resale by the selling stockholders of up to 17,470,360 shares of our common stock that we may issue to the selling stockholders upon exchange of the 3.98% Exchangeable Senior Notes due 2027 of GGP LP (plus an indeterminate number of additional shares of our common stock that may be issued from time to time upon exchange of the notes as a result of exchange rate adjustments under the terms of the notes).

                                  RISK FACTORS

         You should carefully consider the risk factors incorporated by reference herein from our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and other information contained or incorporated by reference in this prospectus and any accompanying prospectus supplements, as the same may be updated from time to time by our future filings under the Securities Exchange Act of 1934, as amended. For more information, see the section entitled, "Where You Can Find More Information" in this prospectus.

                       WHERE YOU CAN FIND MORE INFORMATION

         We are subject to the informational requirements of the Securities Exchange Act of 1934 and, therefore, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for further information on the operation of the SEC's Public Reference Room. You also can obtain copies of such documents from the SEC's web site at http://www.sec.gov or our web site at http://www.ggp.com. However, information contained on our web site is not incorporated by reference in this prospectus and, therefore, is not part of this prospectus.

         The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the SEC, modifies or replaces this information. We incorporate by reference in this prospectus the following documents:

          o Our Annual Report on Form 10-K for the year ended December 31, 2006 (our "Form 10-K").

          o Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2007.

          o    Our Quarterly Report on Form 10-Q for the quarter ended June 30,
               2007.

          o Our Current Reports on Form 8-K, filed with the SEC on April 19, June 28 and July 9, 2007.

          o The portions of our Proxy Statement for our 2007 Annual Meeting of Stockholders filed on Schedule 14A that have been incorporated by reference into our Annual Report on Form 10-K.

          o The description of our preferred stock purchase rights contained in our Registration Statement on Form 8-A, which was filed with the SEC on November 18, 1998, pursuant to Section 12(b) of the Securities Exchange Act.

          o The description of our common stock contained in our Registration Statement on Form 8-A, which was filed with the SEC on January 12, 1993, pursuant to Section 12(b) of the Securities Exchange Act.

          o All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date of this prospectus and prior to the termination of this offering.

         TO RECEIVE A FREE COPY OF ANY OF THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS, OTHER THAN EXHIBITS, YOU MAY CALL OR WRITE GENERAL GROWTH PROPERTIES, INC., ATTENTION: DIRECTOR OF INVESTOR RELATIONS, 110 NORTH WACKER DRIVE, CHICAGO, ILLINOIS 60606, TELEPHONE (312) 960-5000.

         You should rely only on the information provided or incorporated by reference in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the cover page of this prospectus.

                           FORWARD-LOOKING STATEMENTS

         Our discussion in this prospectus or any information incorporated by reference into this prospectus may contain forward-looking information statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements with respect to anticipated future operating and financial performance, growth and acquisition opportunities and other similar forecasts and statements of expectation. Words such as "expects," "anticipates," "intends," "plans," "will," "believes," "seeks," "estimates," and "should" and variations of these words and similar expressions are intended to identify these forward-looking statements. Forward-looking statements made by us are based on our estimates, projections, beliefs and assumptions at the time of the statements and are not guarantees of future performance. We disclaim any obligation to update or revise any forward-looking statement based on the occurrence of future events, the receipt of new information or otherwise.

         Actual future performance, outcomes and results may differ materially from those expressed in forward-looking statements made by us as a result of a number of risks, uncertainties and assumptions. Representative examples of these factors include, without limitation, conditions in the retail market, tenant occupancy and tenant bankruptcies, the level of our indebtedness and interest rates, land sales in the master planned communities, the cost and success of our development and re-development projects and our ability to successfully manage our growth.

                                 USE OF PROCEEDS

         We will not receive any proceeds upon the sale of the common stock covered by this prospectus and any accompanying prospectus supplements, but we will incur expenses in connection with the filing of the registration statement of which this prospectus forms a part. We will pay certain costs and expenses incurred in connection with the sale of the common stock covered by this prospectus and any accompanying prospectus supplements, excluding any brokerage fees and commissions and share transfer and other taxes attributable to the sale of the common stock, which will be paid by the selling stockholders.

                           DESCRIPTION OF COMMON STOCK

GENERAL

         Our authorized capital stock consists of 875,000,000 shares of common stock, par value $.01 per share, and 5,000,000 shares of preferred stock, par value $100 per share. The following summary description of our common stock does not purport to be complete and is qualified by reference to our Restated Certificate of Incorporation and the Certificate of Designations, Preferences and Rights of Increasing Rate Cumulative Preferred Stock, Series 1 filed with the Delaware Secretary of State on February 26, 2007, a form of which was filed with our Form 10-K, and any other certificate of designations which we will file with the SEC in connection with any other offering of preferred stock.

         As of August 9, 2007, 243,776,233 shares of our common stock were issued and outstanding and no shares of Junior Participating Preferred Stock or other Preferred Stock were issued and outstanding. In addition, as of such date, 57,165,375 units of partnership interest in GGP Limited Partnership were outstanding and held by limited partners. Our common stock is listed on the New York Stock Exchange under the symbol "GGP".

         Holders of our common stock possess exclusive voting power, except as otherwise required by law or provided in our certificates of designations and any resolution adopted by the our board of directors with respect to any series of capital stock subsequently established. Each share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders. Our stockholders do not have cumulative voting rights in the election of directors. Subject to any preferential rights of any outstanding series of preferred stock, holders of our common stock are entitled to share ratably in such distributions as our board of directors may declare from time to time from available funds and, upon liquidation, are entitled to receive their proportionate share of all assets available for distribution.

RESTRICTIONS ON OWNERSHIP AND TRANSFER

         For GGP to remain qualified as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"), the following conditions (among others) must be satisfied:

          o not more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals, as defined in the Code to include certain entities, at any time during the last half of a taxable year;

          o the capital stock must be beneficially owned, without regard to any rules of attribution of ownership, by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year; and

          o certain percentages of our gross income and assets must be from particular activities and types of assets.

         Accordingly, our certificate of incorporation contains provisions which limit the value of our outstanding capital stock that may be owned by any stockholder. We refer to this limit as the "Ownership Limit."

         Subject to certain exceptions, the Ownership Limit provides that no stockholder, other than Martin Bucksbaum (now deceased), Matthew Bucksbaum, their families and related trusts (collectively, the "Bucksbaums"), may own, or be deemed to own by virtue of the applicable attribution provisions of the Code, more than the Ownership Limit. The Ownership Limit was originally set at 6.5% of the value of the outstanding capital stock, and was increased to 7.5% of the value of the outstanding capital stock as a result of legislation passed in 1993. Our board of directors is authorized to further increase the Ownership Limit to not more than 9.8% of the value of the outstanding capital stock. Our certificate of incorporation permits the Bucksbaums to exceed the Ownership Limit. Currently, the Bucksbaums exceed such limit. The Ownership Limit provides that the Bucksbaums may acquire additional shares pursuant to certain rights granted to them in connection with our initial public offering or from other sources so long as the acquisition does not result in the five largest beneficial owners of capital stock holding more than 50% of the outstanding capital stock.

         Our board of directors may waive the Ownership Limit if presented with satisfactory evidence that such ownership will not jeopardize our status as a REIT. As a condition of such waiver, our board of directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving our REIT status. The Ownership Limit will not apply if the board of directors and the holders of capital stock determine that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT. If shares of capital stock in excess of the Ownership Limit, or shares which would cause GGP to be beneficially owned by fewer than 100 persons, are issued or transferred to any person, such issuance or transfer shall be null and void and the intended transferee will acquire no rights to such shares.

         Our certificate of incorporation further provides that upon a transfer or other event that results in a person owning (either directly or by virtue of the applicable attribution rules) capital stock in excess of the applicable Ownership Limit (referred to as "Excess Shares"), such person (known as a "Prohibited Owner") will not acquire or retain any rights or beneficial economic interest in such Excess Shares. Rather, the Excess Shares will be automatically transferred to a person or entity unaffiliated with and designated by GGP to serve as trustee of a trust for the exclusive benefit of a charitable beneficiary to be designated by GGP within five days after the discovery of the transaction which created the Excess Shares. The trustee shall have the exclusive right to designate a person who may acquire the Excess Shares without violating the applicable ownership restrictions (a "Permitted Transferee") to acquire any and all of the shares held by the trust. The Permitted Transferee must pay the trustee valuable consideration (whether in a public or private sale) for the Excess Shares. The trustee shall pay to the Prohibited Owner the lesser of (a) the value of the shares at the time they became Excess Shares and
(b) the price received by the trustee from the sale of the Excess Shares to the Permitted Transferee. The beneficiary will receive the excess of (a) the sale proceeds from the transfer to the Permitted Transferee over (b) the amount paid to the Prohibited Owner, if any, in addition to any dividends paid with respect to the Excess Shares.

         The Ownership Limit will not be automatically removed even if the REIT provisions of the Code are changed so as to no longer contain any ownership concentration limitation or if the ownership concentration limitation is increased. Except as otherwise described above, any change in the Ownership Limit would require an amendment to our certificate of incorporation. Amendments to our certificate of incorporation require the affirmative vote of holders owning a majority of the outstanding capital stock. In addition to preserving our status as a REIT, the Ownership Limit may preclude an acquisition of control over GGP and GGP LP without the approval of our board of directors.

         All certificates representing capital stock will bear a legend referring to the restrictions described above.

         All persons who own, directly or by virtue of the attribution provisions of the Code, more than 7.5% of the value of the outstanding capital stock must file an affidavit with GGP containing the information specified in our certificate of incorporation within 30 days after January 1 of each year. In addition, each stockholder shall upon demand be required to disclose to GGP in writing such information with respect to the direct, indirect and constructive ownership of shares as our board of directors deems necessary to comply with the provisions of the Code applicable to a REIT or to comply with the requirements of any taxing authority or governmental agency. United States Treasury Regulations currently require GGP to send annual written statements requesting information as to the actual ownership of the capital stock from each record holder of more than 1% of our outstanding capital stock. Depending upon the number of record holders of the capital stock, the reporting threshold required by the Regulations can fall as low as 0.5%. Record holders that fail to submit a written statement in response to the request must attach to their federal income tax returns specified information regarding the actual ownership of shares of capital stock of which they are the record holder.

LIMITATION OF LIABILITY OF DIRECTORS

          o Our certificate of incorporation provides that a director will not be personally liable for monetary damages to GGP or to our stockholders for breach of fiduciary duty as a director, except for liability:

          o for any breach of the director's duty of loyalty to GGP or to our stockholders;

          o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

          o for paying a dividend or approving a stock repurchase in violation of Section 174 of the Delaware General Corporation Law, or

          o for any transaction from which the director derived an improper personal benefit.

         While our certificate of incorporation provides directors with protection from awards for monetary damages for breaches of their duty of care, it does not eliminate such duty. Accordingly, our certificate of incorporation will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care. The provisions of our certificate of incorporation described above apply to an officer of GGP only if he or she is a director of GGP and is acting in his or her capacity as director, and do not apply to officers of GGP who are not directors.

INDEMNIFICATION AGREEMENTS

         GGP has entered into indemnification agreements with each of its officers and directors. The indemnification agreements require, among other things, that GGP indemnify its officers and directors to the fullest extent permitted by law, and advance to its officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. GGP must also indemnify and advance all expenses incurred by officers and directors seeking to enforce their rights under the indemnification agreements, and cover them under our directors' and officers' liability insurance. Although the form of the indemnification agreement offers substantially the same scope of coverage afforded by provisions in our certificate of incorporation and bylaws, it provides greater assurance to the directors and officers that indemnification will be available, because, as a contract, it cannot be modified unilaterally in the future by the board of directors or by stockholders to eliminate the rights it provides.

DELAWARE ANTI-TAKEOVER STATUTE

         GGP is a Delaware corporation subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prevents an "interested stockholder" (defined generally as a person owning 15% or more of our outstanding voting stock) from engaging in a "business combination" (as defined in Section 203) with GGP for three years following the date that person becomes an interested stockholder unless:

          o before that person became an interested stockholder, our board of directors approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination;

          o upon completion of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced (excluding stock held by directors who are also our officers and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or

          o following the transaction in which that person became an interested stockholder, the business combination is approved by our board of directors and authorized at a meeting of stockholders by the affirmative vote of the holders of at least two-thirds of our outstanding voting stock not owned by the interested stockholder.

         Under Section 203, these restrictions do not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of one of certain extraordinary transactions involving GGP and a person who was not an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of our directors, if that extraordinary transaction is approved or not opposed by a majority of the directors who were directors before any person became an interested stockholder in the previous three years or who were recommended for election or elected to succeed such directors by a majority of such directors then in office.

PREFERRED SHARE PURCHASE RIGHTS

         GGP has adopted a shareholder rights plan, pursuant to which it declared a dividend of one preferred share purchase right, referred to as "Right," for each share of common stock outstanding on December 10, 1998 to the stockholders of record on that date. A Right is also attached to each subsequently issued share of common stock. Prior to becoming exercisable, the Rights trade together with the common stock.

         The Rights become exercisable when a person or group acquires or commences or announces a tender or exchange offer for 15% or more of the common stock (or, in the case of certain grandfathered stockholders described in the shareholder rights plan, more than the applicable grandfathered limit described in the plan). Each Right initially entitles the holder to purchase from GGP one one-thousandth of a share of Junior Participating Preferred Stock, par value $100 per share, at an exercise price of $148 per one one-thousandth of a share, subject to adjustment. In the event that a person or group acquires 15% or more of the common stock, each Right will entitle the holder (other than the acquirer) to purchase shares of common stock (or, in certain circumstances cash or other securities) having a market value of twice the exercise price of a Right at such time. Under certain circumstances, each Right will entitle the holder (other than the acquirer) to purchase common stock of the acquirer having a market value of twice the exercise price of a Right at such time. In addition, under certain circumstances, our board of directors may exchange each Right (other than those held by the acquirer) for one share of common stock, subject to adjustment. If the Rights become exercisable, holders of units of partnership interest in GGP Limited Partnership, other than GGP, will receive the number of Rights they would have received if their units had been redeemed and the purchase price paid in common stock.

         The Rights expire on November 18, 2008, unless earlier redeemed by our board of directors for $.01 per Right or such expiration date is extended.

TRANSFER AGENT AND REGISTRAR

         The transfer agent and registrar for the common stock is Mellon Investor Services LLC, Ridgefield Park, New Jersey.

                              SELLING STOCKHOLDERS

         The notes were originally issued by GGP LP, our operating partnership, and sold by the initial purchasers of the notes in transactions exempt from the registration requirements of the Securities Act to persons reasonably believed by the initial purchasers to be qualified institutional buyers as defined by Rule 144A under the Securities Act. Under certain circumstances, we may issue shares of our common stock upon the exchange of the notes. In such circumstances, the recipients of shares of our common stock, whom we refer to as the selling stockholders, may use this prospectus and any accompanying prospectus supplement to resell from time to time the shares of our common stock that we may issue to them upon the exchange of the notes. Information about selling stockholders is set forth in this prospectus, and information about additional selling stockholders may be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference in this prospectus.

         The following table sets forth information, as of August 10, 2007, with respect to the selling stockholders and the maximum number of shares of our common stock that we expect could become beneficially owned by each selling stockholder should we issue shares of our common stock to such selling stockholder that may be offered pursuant to this prospectus upon the exchange of the notes. The information is based on information provided by or on behalf of the selling stockholders. Solely for purposes of determining the number of shares covered by this registration statement, the number of shares of our common stock issuable upon the exchange of the notes shown in the table below is based upon the exchange of the full principal amount of notes held by each selling stockholder at the current exchange rate of 11.2712 shares of our common stock per $1,000 principal amount of notes. However, due to the exchange settlement provisions of the notes, the greatest number of shares of our common stock that we may actually issue upon any exchanges of notes, based on our current "net share settlement" election, is a number of shares having an aggregate value equal to the difference between the aggregate exchange value and the aggregate principal amount of notes exchanged. In other words, shares issuable upon exchange of the notes, based on our current "net share settlement" election, can only have a value equal to the net amount (as defined in the notes) and not the principal amount. The return of the principal amount in shares was assumed solely for purposes of determining the shares registered under this registration statement. The exchange rate on the notes is subject to adjustment in certain events. Accordingly, the number of shares of our common stock issuable upon the exchange of the notes may increase or decrease from time to time. The percent of shares of common stock beneficially owned following the exchange is based on 243,776,233 shares of common stock outstanding as of August 9, 2007.

         Unless otherwise indicated in the footnotes below, we believe that the persons and entities named in the table will have sole voting and investment power with respect to all shares beneficially owned. Because the selling stockholders may offer, pursuant to this prospectus, all or some portion of the common stock listed below, no estimate can be given as to the amount of common stock that will be held by the selling stockholder upon consummation of any sales. In addition, the selling stockholders listed in the table may have sold, transferred or otherwise disposed of, in transactions exempt from registration requirements of the Securities Act, some or all of their notes or common stock since the date as of which such information was provided to us.

         Unless otherwise set forth below, no selling stockholder has had any material relationship with us or any of our affiliates within the past three years, other than as a stockholder.

         Information about the selling stockholders may change over time. Any changed information given to us by the selling stockholders will be set forth in prospectus supplements or amendments to this prospectus if and when necessary.

                                                               NUMBER OF SHARES                        PERCENTAGE OF
                                                                 BENEFICIALLY      NUMBER OF SHARES     COMMON STOCK
                                                                 OWNED BEFORE      BEING OFFERED FOR    OUTSTANDING
                            NAME                                 OFFERING (1)          RESALE (2)            (3)
-------------------------------------------------------------  -----------------   ------------------  -------------
Akanthos Arbitrage Master Fund, L.P. c/o Akanthos Capital
Management, LLC...............................................           788,984              788,984        *
ALTMA Fund SICAV PLC (in Respect of Trinity Sub-Fund).........            23,229               23,229        *
AM International E-MAC 63 Ltd.................................            59,173               59,173        *
AM Master Fund I, L.P.........................................            49,311               49,311        *
Argent Classic Convertible Arbitrage Fund II, L.P.............            11,834               11,834        *
Argent Classic Convertible Arbitrage Fund Ltd.................           489,846              489,846        *
Argent Classic Convertible Arbitrate Fund L.P.................            51,847               51,847        *
Argent LowLev Convertible Arbitrage Fund II, LLC..............             2,592                2,592        *
Argent LowLev Convertible Arbitrage Fund Ltd..................            87,577               87,577        *
Argentum Multi-Strategy Fund 1 LP Classic.....................             3,381                3,381        *
Argentum Multi-Strategy Fund Ltd-Classic......................             5,522                5,522        *
Arkansas Pers.................................................            35,222               35,222        *
Capital Invest Global High Yield Bond.........................             6,762                6,762        *
Citigroup Global Markets Inc..................................           791,520              791,520        *
Class C Trading Company, Ltd..................................            75,291               75,291        *
CNH CA Master Account, L.P....................................            56,356               56,356        *
CQS Convertible and Quantitative Strategies Master Fund c/o
    CQS (UK) LLP..............................................         1,521,612            1,521,612        *
DBAG London...................................................           731,050              731,050        *
Delaware Dividend Income Fund.................................            18,991               18,991        *
Delaware Group Dividend & Income Fund.........................             2,592                2,592        *
Delaware Group Global Dividend & Income Fund..................               958                  958        *
Deutsche Bank Securities, Inc.................................            33,813               33,813        *
Elite Classic Convertible Arbitrage Ltd. c/o Fulcrum Limited..            16,117               16,117        *
GE Singapore Life Insurance Fund..............................             4,226                4,226        *
HFR CA Global Select Master Trust Account.....................            14,765               14,765        *
ING Pioneer High Yield Portfolio..............................            16,906               16,906        *
JMG Capital Partners, LP......................................           515,657              515,657        *
JMG Triton Offshore Fund, Ltd.................................           780,530              780,530        *
JPMorgan Securities, Inc......................................           788,984              788,984        *
KBC Financial Products USA, Inc...............................            84,534               84,534        *
Lydian Global Opportunities Master Fund Limited...............            84,534               84,534        *
Lydian Overseas Partners Master Fund L.T.D....................           253,602              253,602        *
Lyxor Master Fund Ref:  Argent/LowLev CB c/o Argent...........            50,156               50,156        *
Lyxor Quest Fund..............................................            66,274               66,274        *
Lyxor/AM Investment Fund Ltd..................................            12,680               12,680        *
Magnetar Capital Master Fund, Ltd.............................           112,712              112,712        *
Old Lane Cayman Master Fund LP................................           319,076              319,076        *
Old Lane HMA Master Fund LP...................................            90,485               90,485        *
Old Lane U.S. Master Fund LP..................................           125,820              125,820        *
Partners Group Alternative Strategies PCC LTD.................            43,281               43,281        *
Pioneer Diversified High Income Trust.........................             4,508                4,508        *
Pioneer Funds - Global High Yield.............................            12,961               12,961        *
Pioneer Funds - US Corp HY Bond...............................            28,178               28,178        *
Pioneer Global High Yield Fund................................            11,327               11,327        *
Pioneer Global High Yield VCT Portfolio.......................               845                  845        *
Pioneer High Yield Fund.......................................           550,034              550,034        *
Pioneer High Yield VCT........................................            17,470               17,470        *
Platinum Grove Contingent Capital Master Fund
    c/o Citco Fund Services (Bermuda) Limited.................           394,492              394,492        *
Polish US High Yield Fund.....................................            56,356               56,356        *
Polygan Global Opportunities Master Fund......................            56,356               56,356        *

                                                            9


                                                               NUMBER OF SHARES                        PERCENTAGE OF
                                                                 BENEFICIALLY      NUMBER OF SHARES     COMMON STOCK
                                                                 OWNED BEFORE      BEING OFFERED FOR    OUTSTANDING
                            NAME                                 OFFERING (1)          RESALE (2)            (3)
-------------------------------------------------------------  -----------------   ------------------  -------------
Quest Global Convertible Master Fund Ltd......................             1,352                1,352        *
Royal Bank of Canada..........................................           112,712              112,712        *
S.A.C. Arbitrage Fund, LLC c/o S.A.C. Capital Advisors, LLC...           225,424              225,424        *
Satellite Convertible Arbitrage Master Fund LLC...............           112,712              112,712        *
Stark Master Fund Ltd. c/o Stark Offshore Management LLC......           732,628              732,628        *
TQA Master Fund Ltd. c/o TQA Investors, LLC...................            25,010               25,010        *
TQA Master Plus Fund Ltd.c/o TQA Investors, LLC                            9,783                9,783        *
UBS O'Connor LLC f/b/o:  O'Connor Global
    Convertible Arbitrage II Master Limited...................            18,315               18,315        *
UBS O'Connor LLC f/b/o:  O'Connor Global
    Convertible Arbitrage Master Limited......................           263,464              263,464        *
Waterstone Market Neutral Master Fund,
    L&A....................                                              600,754              600,754        *
Wells Fargo & Company.........................................           225,424              225,424        *
Xavex Convertible Arbitrage 10 Fund...........................            32,911               32,911        *
Xavex Convertible Arbitrage 2 Fund............................            14,652               14,652        *
Zurich Institutional Benchmarks Master Fund Ltd. c/o TQA
Investors, LLC................................................             8,802                8,802        *
Unnamed stockholders or any future transferees, pledgees,
    donees or successors of or from any such unnamed
    stockholders(4) ..............................                                          5,726,088
                                                                                          -----------
Total                                                                                      17,470,360
                                                                                          -----------

---------

+ We have ongoing relationships with certain of these selling stockholders or their affiliates including through their participation as lenders under our credit facility; their provision of commercial banking services, including mortgage loans and the provision of cash management services; their participation with us in interest swap agreements and other hedging instruments; or through their acting as underwriters for issuances of our securities.

*    Less than one percent of the common stock outstanding, as applicable.

(1) Because no selling stockholders has indicated any beneficial ownership of shares of common stock prior to exchange of any notes, includes only shares of common stock issuable upon the exchange of the notes.

(2) Assumes the selling stockholder sells all of the common stock being offered by this prospectus.

(3) Calculated based on Rule 13d-3(d)(i) under the Securities Exchange Act of 1934, as amended, using 243,776,233 shares outstanding on August 9, 2007. In calculating this amount, we treated as outstanding the number of shares of common stock issuable upon exchange of the holder's notes. However, we did not assume exchange of any of other holder's notes.

(4) We will identify additional selling stockholders, if any, by prospectus supplement or post-effective amendment before they offer or sell their securities.

                              PLAN OF DISTRIBUTION

         The selling stockholders and their successors, which term includes their transferees, pledgees or donees or their successors, may sell our common stock issuable upon exchange of the notes directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

         The common stock may be sold in one or more transactions at:

          o    fixed prices;

          o    prevailing market prices at the time of sale;

          o    prices related to the prevailing market prices;

          o    varying prices determined at the time of sale; or

          o    negotiated prices.

         These sales may be effected in transactions:

          o on any national securities exchange or quotation service on which our common stock may be listed or quoted at the time of sale, including the New York Stock Exchange;

          o    in the over-the-counter market;

          o otherwise than on such exchanges or services or in the over-the-counter market;

          o through the writing of options, whether the options are listed on an options exchange or otherwise (including the issuance by the selling stockholders of derivative securities);

          o    through the settlement of short sales; or

          o    any combination of the foregoing.

         These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as agent on both sides of the trade.

         In connection with sales of the common stock or otherwise, the selling stockholders may (A) enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging positions they assume, (B) sell the common stock short and deliver the common stock to close out short positions, (C) loan or pledge the common stock to broker-dealers or other financial institutions that in turn may sell the common stock, (D) enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institution of the common stock, which the broker-dealer or other financial institution may resell pursuant to this prospectus, or (E) enter into transactions in which a broker-dealer makes purchases as a principal for resale for its own account or through other types of transactions.

         The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them hereby will be the purchase price of our common stock less discounts and commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

         Our common stock is listed for trading on the New York Stock Exchange under the symbol "GGP".

         In order to comply with the securities laws of some states, if applicable, our common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers.

         The selling stockholders and any broker-dealers or agents that participate in the sale of our common stock may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933. Profits on the sale of our common stock by selling stockholders and any discounts, commissions or concessions received by any broker-dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. Selling stockholders who are deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. To the extent the selling stockholders may be deemed to be "underwriters," they may be subject to statutory liabilities, including, but not limited to, Sections 11, 12 and 17 of the Securities Act.

         The selling stockholders and any other person participating in a distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder. Regulation M of the Exchange Act may limit the timing of purchases and sales of any of the securities by the selling stockholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution.

         To our knowledge, there are currently no plans, arrangements or understandings between any selling stockholder and any underwriter, broker-dealer or agent regarding the sale of our common stock by the selling stockholders.

         A selling stockholder may decide not to sell any of our common stock described in this prospectus. We cannot assure holders that any selling stockholder will use this prospectus to sell any or all of our common stock. Any securities covered by this prospectus which qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus. In addition, a selling stockholder may transfer, devise or gift the common stock by other means not described in this prospectus.

         With respect to a particular offering of our common stock, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part will be prepared and will set forth the following information:

          o    the common stock to be offered and sold;

          o    the names of the selling stockholders;

          o the respective purchase prices and public offering prices and other material terms of the offering;

          o the names of any participating agents, broker-dealers or underwriters; and

          o any applicable commissions, discounts, concessions and other items constituting, compensation from the selling stockholders.

         We will pay all of our expenses and specified expenses incurred by the selling stockholders incidental to the registration, offering and sale of the common stock issuable upon exchange of the notes to the public, but each selling stockholder will be responsible for payment of commissions, concessions, fees and discounts of underwriters, broker-dealers and agents.

                          VALIDITY OF THE COMMON STOCK

         The validity of the common stock offered by this prospectus will be passed upon for General Growth Properties, Inc. by Linda J. Wight, Esq., Vice President and Associate General Counsel of General Growth Properties, Inc.

                                     EXPERTS

         The consolidated financial statements of General Growth Properties, Inc. and subsidiaries, except the equity in net assets and net income of GGP/Homart, Inc., GGP/Homart II L.L.C. and GGP-TRS L.L.C., which are unconsolidated joint venture investments of GGP that are accounted for by use of the equity method, as of December 31, 2006 and 2005, and for each of the three years in the period ended December 31, 2006, the related consolidated financial statement schedule, and management's report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from GGP's Annual Report on Form 10-K for the year ended December 31, 2006, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.

         The consolidated financial statements of GGP/Homart, Inc. and subsidiaries as of December 31, 2006 and 2005, and for each of the years in the three-year period ended December 31, 2006, GGP/Homart II L.L.C. and subsidiaries as of December 31, 2006 and 2005, and for each of the years in the three-year period ended December 31, 2006, and GGP-TRS L.L.C. and subsidiaries as of December 31, 2006 and 2005, and for the years then ended (not presented separately in General Growth Properties, Inc's Annual Report on Form 10-K) have been audited by KPMG LLP, independent registered public accounting firm, as stated in the reports appearing in the General Growth Properties, Inc. Annual Report on Form 10-K for the year ended December 31, 2006. The reports of KPMG LLP have been incorporated by reference herein, and upon authority of said firm as experts in accounting and auditing.

--------------------------------------------------------------------------------


                                17,470,360 SHARES

                         GENERAL GROWTH PROPERTIES, INC.


                                  COMMON STOCK
                                -----------------

                                   PROSPECTUS
                                -----------------


--------------------------------------------------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the estimated fees and expenses payable by GGP in connection with the issuance and distribution of the securities being registered:

        Registration fee                                          $    26,399
        *Printing and duplicating expenses                             10,000
        *Legal fees and expenses (including blue sky fees)             35,000
        *Accounting fees and expenses                                  20,000
        *Miscellaneous                                                  8,601
        *Total                                                    $   100,000

------------
*    Estimated

ITEM 15.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Registrant is a Delaware corporation. In its Restated Certificate of Incorporation and its Amended and Restated Bylaws, the Registrant has adopted
(a) the provisions of Section 102(b)(7) of the Delaware General Corporation Law (the "Delaware Law"), which enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for monetary damages for breach of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) pursuant to Section 174 of the Delaware Law (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit and (b) the provisions of Section 145 of the Delaware Law, which provide that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person was an officer, director, employee or agent of the corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interest and, with respect to criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers or directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against expenses (including attorneys' fees) that such officer or director actually and reasonably incurred.

         The Registrant has entered into indemnification agreements with certain of its directors. The indemnification agreements, among other things, require the indemnification of the Registrant's officers and directors to the fullest extent permitted by law, and require that the Registrant advance to the officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Such indemnification agreements also provide for the indemnification and advance of all expenses incurred by officers and directors seeking to enforce their rights under the indemnification agreements, and require the Registrant to cover officers and directors under its directors' and officers' liability insurance. Although the indemnification agreements offer substantially the same scope of coverage afforded by provisions in the Registrant's Certificate of Incorporation and the Bylaws, such agreements provide greater assurance to directors and officers that indemnification will be available, because, as a contract, it cannot be modified unilaterally in the future by the Board of Directors or by the stockholders to eliminate the rights it provides.

ITEM 16.   EXHIBITS

EXHIBIT INDEX

  EXHIBIT NO.    DESCRIPTION
-------------    --------------------------------------------------------------
      3.1        Restated Certificate of Incorporation of General Growth
                 Properties, Inc. (the "Registrant") filed with the Delaware
                 Secretary of State on February 10, 2006 (previously filed as
                 Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2005 which was filed with the SEC on March 31, 2006, incorporated herein by reference)
      3.2        Amended and Restated Bylaws of the Registrant (previously filed as Exhibit 3(ii) to the Current Report on Form 8-K dated
                 November 8, 2006 which was filed with the SEC on November 14, 2006, incorporated herein by reference).
      4.1        Form of Common Stock Certificate (previously filed as Exhibit
                 4.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2005 which was filed with the SEC on March
                 31, 2006, incorporated herein by reference).
      4.2        Rights Agreement, dated November 18, 1998, between the
                 Registrant and Norwest Bank Minnesota, N.A., as Rights Agents
                 (including the Form of Certificate of Designation of Series A
                 Junior Participating Preferred Stock attached thereto as
                 Exhibit A, the Form of Right Certificate attached thereto as Exhibit B and the Summary of Rights to Purchase Preferred Stock attached thereto as Exhibit C) (previously filed as Exhibit
                 4.19 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2005 which was filed with the SEC on March 31, 2006, incorporated herein by reference).
      4.3        First Amendment to Rights Agreement, dated as of November 10,
                 1999, between the Registrant and Norwest Bank Minnesota, N.A.
                 (previously filed as Exhibit 4.20 to the Registrant's Annual
                 Report on Form 10-K for the year ended December 31, 2005 which was filed with the SEC on March 31, 2006, incorporated herein by reference).
      4.4        Second Amendment to Rights Agreement dated as of December 31,
                 2001, between the Registrant and Mellon Investor Services, LLC, successor to Norwest Bank Minnesota, N.A. (previously filed as
                 Exhibit 4.13 to the Registration Statement on Form S-3 (No.
                 333-82134) dated February 4, 2002 which was filed with the SEC on February 5, 2002, incorporated herein by reference).
      4.5        Letter Agreement concerning Rights Agreement, dated November
                 10, 1999, between GGP Limited Partnership and New York State
                 Common Retirement Fund (previously filed as Exhibit 4.22 to the
                 Registrant's Annual Report on Form 10-K for the year ended
                 December 31, 2005 which was filed with the SEC on March 31, 2006, incorporated herein by reference).
      5.1        Opinion of Linda J. Wight, Esq.
     23.1        Consent of Deloitte & Touche LLP.
     23.2        Consent of KPMG LLP.
     23.3        Consent of Linda J. Wight, Esq. (included in Exhibit 5.1).
     24.1        Power of Attorney (included on signature page).

ITEM 17.   UNDERTAKINGS

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

          (i) each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

          (ii) each prospectus required to be filed pursuant to Rule 424(b)(2),
               (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (ss.230.415(a)(1)(i), (vii), or (x))
               for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

     (5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

         (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

          (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on August 14, 2007.

                                    GENERAL GROWTH PROPERTIES, INC.


                                    By:/s/ John Bucksbaum
                                       -----------------------------
                                       Name: John Bucksbaum
                                       Title: Chief Executive Officer

         We, the undersigned officers and directors of General Growth Properties, Inc., hereby severally constitute John Bucksbaum, Robert Michaels and Bernard Freibaum, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, any and all amendments, including post-effective amendments, to this registration statement, and to sign a new registration statement pursuant to Rule 462(b) of the Securities Act of 1933, and generally to do all such things in our name and behalf in such capacities to enable General Growth Properties, Inc. to comply with the applicable provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission, and we hereby ratify and confirm our signatures as they may by signed by our said attorneys, or any of them, to any and all such amendments.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on August 14, 2007, by the following persons in the capacities indicated:

                      SIGNATURE                                                TITLE
------------------------------------------------       ----------------------------------------------
              /s/ Matthew Bucksbaum                                    Chairman of the Board
      ------------------------------------------
                  Matthew Bucksbaum

                  /s/ John Bucksbaum                            Director and Chief Executive Officer
      ------------------------------------------                   (Principal Executive Officer)
                    John Bucksbaum

               /s/ Robert Michaels                            Director, President and Chief Operating
      ------------------------------------------                              Officer
                   Robert Michaels

                                                               Director, Executive Vice President and
                 /s/ Brenard Freibaum                       Chief Financial Officer (Principal Financial
     -------------------------------------------                      and Accounting Officer)
                   Bernard Freibaum

                 /s/ Alan Cohen                                               Director
     -------------------------------------------
                      Alan Cohen

                  /s/ Anthony Downs                                           Director
     -------------------------------------------
                    Anthony Downs

                  /s/ Adam Metz                                               Director
     -------------------------------------------
                      Adam Metz

           /s/ Thomas H. Nolan, Jr.                                           Director
     -------------------------------------------
                Thomas H. Nolan, Jr.

              /s/ John T, Riordan                                             Director
     -------------------------------------------
                   John T. Riordan


     -------------------------------------------                              Director
                     Beth Stewart

EXHIBIT INDEX

  EXHIBIT NO.     DESCRIPTION
---------------   --------------------------------------------------------------
      3.1         Restated Certificate of Incorporation of General Growth
                  Properties, Inc. (the "Registrant") filed with the Delaware
                  Secretary of State on February 10, 2006 (previously filed as
                  Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2005 which was filed with the SEC on March 31, 2006, incorporated herein by reference)
      3.2         Amended and Restated Bylaws of the Registrant (previously
                  filed as Exhibit 3(ii) to the Current Report on Form 8-K dated
                  November 8, 2006 which was filed with the SEC on November 14, 2006, incorporated herein by reference).
      4.1         Form of Common Stock Certificate (previously filed as Exhibit
                  4.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2005 which was filed with the SEC on March 31, 2006, incorporated herein by reference).
      4.2         Rights Agreement, dated November 18, 1998, between the
                  Registrant and Norwest Bank Minnesota, N.A., as Rights Agents
                  (including the Form of Certificate of Designation of Series A
                  Junior Participating Preferred Stock attached thereto as
                  Exhibit A, the Form of Right Certificate attached thereto as Exhibit B and the Summary of Rights to Purchase Preferred
                  Stock attached thereto as Exhibit C) (previously filed as
                  Exhibit 4.19 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2005 which was filed with the SEC on March 31, 2006, incorporated herein by reference).
      4.3         First Amendment to Rights Agreement, dated as of November 10,
                  1999, between the Registrant and Norwest Bank Minnesota, N.A.
                  (previously filed as Exhibit 4.20 to the Registrant's Annual
                  Report on Form 10-K for the year ended December 31, 2005 which was filed with the SEC on March 31, 2006, incorporated herein by reference).
      4.4         Second Amendment to Rights Agreement dated as of December 31,
                  2001, between the Registrant and Mellon Investor Services,
                  LLC, successor to Norwest Bank Minnesota, N.A. (previously filed as Exhibit 4.13 to the Registration Statement on Form
                  S-3 (No. 333-82134) dated February 4, 2002 which was filed with the SEC on February 5, 2002, incorporated herein by reference).
      4.5         Letter Agreement concerning Rights Agreement, dated November
                  10, 1999, between GGP Limited Partnership and New York State
                  Common Retirement Fund (previously filed as Exhibit 4.22 to the Registrant's Annual Report on Form 10-K for the year ended
                  December 31, 2005 which was filed with the SEC on March 31, 2006, incorporated herein by reference).
      5.1         Opinion of Linda J. Wight, Esq.
      23.1        Consent of Deloitte & Touche LLP.
      23.2        Consent of KPMG LLP.
      23.3        Consent of Linda J. Wight, Esq. (included in Exhibit 5.1).
      24.1        Power of Attorney (included on signature page).